Exhibit 6.45

THIRD AMENDMENT TO SECOND LOAN EXTENSION AGREEMENT

This Third Amendment to Second Loan Extension Agreement (“Third Amendment to SLEA”) is made as of this 7th day of November, 2018, by and between ELIO MOTORS, INC., an Arizona corporation (“Borrower”), and CH CAPITAL LENDING, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

RECITALS

A.          Borrower and Lender entered into that certain Second Loan Extension Agreement  on April 27, 2017 (“SLEA”), in which Lender agreed to extend the maturity date of certain indebtedness owed to Lender to July 31, 2018, subject to certain specified conditions.

B.         Borrower and Lender entered into that certain First Amendment to Second Loan Extension Agreement on August 11, 2017 (“First Amendment to SLEA”), in which Lender agreed to extend the due date of the $350,000 payment owed to Lender  (as  referenced  in Paragraph 4(f) of the SLEA) from August 1, 2017 to November 7, 2017.

C.         Borrower and Lender entered into that  certain  Second  Amendment  to  Second Loan Extension Agreement on April 30, 2018 (“Second Amendment to SLEA”). The Second Amendment to SLEA provided that Borrower had until July 31, 2018 to make the payment of $650,000.00 owed by Borrower to Lender as of May 1, 2018 pursuant to Paragraph 4(f) of the SLEA, as amended by the First Amendment to SLEA. Such $650,000.00 payment was to be comprised of (i) $350,000 previously due on or before Wednesday, November 1, 2017, (ii) $50,000 previously due on each of December 1, 2017, January 1, 2018, February 1, 2018,  March 1, 2018 and April 1, 2018, and (iii) $50,000 due on May I, 2018. Borrower only paid to Lender $162,500.00 (on or before Friday, May 4, 2018) of the $650,000.00 owed to Lender pursuant to the foregoing. Borrower has since failed to pay the remaining $487,500.00 otherwise due on July 31, 2018 pursuant to the Second Amendment to SLEA.

D.         As of the date hereof, Borrower has failed to meet the obligations of Borrower under the SLEA, the Loan Agreement, and other Loan Documents, as each has been amended. Lender is willing to grant Borrower an extension of time to satisfy those obligations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower agree as follows:

1.          In lieu of the remaining $487,500.00 previously due on July 31, 2018, Borrower shall have until Friday, December 14, 2018 to make a payment to Lender, in immediately available funds, in the amount of $2,500,000.00. The foregoing payment shall be applied to the outstanding principal balance of the Loan pursuant to the terms of the Loan Documents, as amended.

2.         Notwithstanding the foregoing, Borrower and Lender acknowledge and agree that Borrower shall continue to be obligated to pay to Lender fifty thousand dollars ($50,000) per month, no later than the first day of each month, beginning January 1, 2019. The foregoing payments shall be applied to the outstanding principal balance of the Loan pursuant to the terms of the Loan Documents, as amended.

3.          The Maturity Date under the Loan Agreement and other Loan Documents, as amended, is hereby extended and amended to mean Friday, March 15, 2019.

4.          Except as specifically amended in this Third Amendment to SLEA, all of the terms and conditions of the SLEA, as amended by the First Amendment to SLEA, shall continue in full force and effect. In the event of any conflict between the terms of this Third Amendment to SLEA and the terms of the SLEA, as amended by the First Amendment to SLEA, the terms of this Third Amendment to SLEA shall prevail.

5.          This Third Amendment to SLEA may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same Third Amendment to SLEA. The parties  shall  be entitled  to sign and transmit an electronic signature of this Third Amendment  to SLEA  (whether  by  facsimile, PDF or other email transmission), which signature shall be binding on the party whose name is contained therein. Any party providing an electronic signature agrees to promptly  execute and deliver to the other parties an original signed Third Amendment to SLEA, upon request.

[Signatures on following page]

IN WITNESS WHEREOF, this Third Amendment to SLEA has been duly executed as of the day and year first above written.

BORROWER:

ELIO MOTORS, INC.,
an Arizona corporation

By:	/s/ Paul Elio

Name:	Paul Elio

Title:	CEO

LENDER:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company

By:	HOLDINGS SPE MANAGER, LLC,
A Delaware limited liability company

	By:	/s/ Richard H. Klein
Richard H. Klein
Chief Financial Officer